Exhibit 99.2

Adial Pharmaceuticals Announces Closing of $9.2 Million Underwritten Public Offering and Exercise of Underwriters’ Over-Allotment Option

Proceeds from Offering Expected to Fully Fund Initial Phase 3 Trial of AD04

CHARLOTTESVILLE, Va., Feb. 26, 2019 (GLOBE NEWSWIRE) -- Adial Pharmaceuticals, Inc. (NASDAQ:ADIL;ADILW), a clinical-stage biopharmaceutical company focused on the development of medicines for addiction, announces the closing of its previously announced underwritten public offering of 2,845,000 shares of its common stock and warrants to purchase up to 2,133,750 shares of the Company’s common stock, which included 370,000 shares of common stock and warrants to purchase up to 277,500 shares of common stock issued upon the partial exercise of the underwriters’ option to purchase additional securities to cover over-allotments. Each share of common stock was sold together with a warrant to purchase 0.75 of one share of common stock at a combined price to the public of $3.25. The warrants are immediately exercisable at a price of $4.0625 per share of common stock (subject to adjustment) and will expire five years from the date of issuance Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $9.2 million. With the proceeds from this offering, the Company intends to fully fund the initial Phase 3 trial of AD04 for the treatment of alcohol use disorder.

Maxim Group LLC acted as the book-running manager and Joseph Gunnar & Co. acted as a co-manager in connection with the offering.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-229615) previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that Adial Pharmaceuticals, Inc. has filed with the SEC that are incorporated by reference in such prospectus, which provide more information about Adial Pharmaceuticals, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted therapeutic agent for the treatment of alcohol use disorder (AUD). A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). The Company plans to commence a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. AD04 is also believed to have the potential to treat other addictive disorders such as opioid use disorder, gambling, and obesity.

About Alcohol Use Disorder

According to an article in the widely respected publication, The Lancet, alcohol use is the number one cause of death globally among both men and women ages 15 to 49 years. In the United States alone, it is estimated that approximately 35 million people have AUD resulting in significant health, social and financial costs (NIAAA Alcohol Facts & Statistics). AUD contributes to over 200 different diseases, and 10% of children live with a person that has an alcohol problem. According to the American Society of Clinical Oncologists, 5-6% of new cancers and cancer deaths globally are directly attributable to alcohol. The Centers for Disease Control (CDC) has reported that AUD costs the U.S. economy about $250 billion annually, with heavy drinking accounting for greater than 75% of the social and health related costs. In addition, according to the Journal of the American Medical Association (“JAMA”), the problem in the United States appears to be growing with an approximately 50% increase in AUD prevalence between 2002 and 2013.

Despite the high prevalence and high costs, according to an article in the JAMA 2015 publication, only 7.7% of patients (i.e., approximately 2.7 million people) with AUD are estimated to have been treated in any way and only 3.6% by a physician (i.e., approximately 1.3 million people). The most common treatments for AUD are directed at achieving abstinence, and typical treatments include psychological and social interventions. Most therapies require abstinence even prior to initiating therapy. Abstinence requires dramatic lifestyle changes often with serious work and social consequences. Significant side effects of current pharmacologic therapies include mental side effects such as psychiatric disorders and depressive symptoms and physical side effects such as nausea, dizziness, vomiting, abdominal pain, arthritis and joint fitness. These problems with the currently available therapies appear to limit the willingness of people with AUD to seek treatment and then to limit compliance with treatment requirements and, therefore, the ultimate results for many people attempting currently available therapies.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based upon current beliefs, expectations and assumptions and include statements regarding the public offering, the plans to commence a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes, the belief that AD04 has the potential to treat other addictive disorders such as opioid use disorder, gambling, and obesity and the expectation that the funds from the financing will fully fund the initial Phase 3 trial of AD04 for the treatment of alcohol use disorder. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, the ability of a serotonin-3 receptor antagonist AD04 to modulate the physiology and neuro-transmitters involved in opioid addiction; the ability of AD04 to provide a potential treatment option for OUD patients; our ability to commence the Phase 3 clinical trials in the first half of 2019, the ability of AD04 therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the contribution of our SAB in advancing our Phase 3 clinical trial of AD04, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, the sufficiency of the proceeds from this offering to support our operations and fund our current and future clinical trials, and if needed, our ability to obtain additional funding on favorable terms, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our registration statement on Form S-1 that we have filed with the SEC and the final prospectus and our Current Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman

Tel: 212-671-1021

Email: dwaldman@crescendo-ir.com